UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2009

BLUEGATE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
000-22711	76-0640970
(Commission File Number)	(IRS Employer Identification No.)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including area code: (713) 686-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Disposition of Assets.

Effective November 7, 2009: 1) the Company entered into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Medical Grade Network (“MGN”) assets to Sperco, LLC (a company controlled by Stephen Sperco who is our CEO/President/Director) for $200,000, with payment made by a combination of $100,000 cash and $100,000 forgiveness of debt, plus an adjustment on a dollar for dollar basis for any working capital; 2) the Company entered into a Separation Agreement and Mutual Release in Full of all claims with Manfred Sternberg (former Director/Corporate Officer) in exchange for repayment of a loan plus accrued interest totaling $44,369 to Manfred Sternberg; 3) the Company entered into a Separation Agreement and Mutual Release in Full of all claims with William Koehler (former Director/Corporate Officer) in exchange for repayment of a loan plus accrued interest totaling $44,374 with a direct payment to Mr. Koehler’s American Express account and a $1 payment to William Koehler; 4) the Company entered into an Asset Sale and Purchase Agreement to sell certain Trilliant Technology Group, Inc.’s assets to Trilliant Corporation (a company controlled by William Koehler, former Director/Corporate Officer) for a cash payment of $5,000; and 5) the Company entered into an Asset Sale and Purchase Agreement to sell certain Bluegate Corporation Healthcare Information Management Systems (“HIMS”) assets to SAI Corporation (“SAIC”), a corporation controlled by Sperco in exchange for a Mutual Release in Full of certain claims and a $1 payment to SAIC.

The carrying value of the assets disposed of totaled $17,590 and consisted of furniture, fixtures and equipment. The carrying value of liabilities disposed of totaled $245,741 and consisted of: (i) $100,000 reduction of secured debt to SAI Corporation; (ii) $44,369 payment of a note payable and accrued interest to Manfred Sternberg; (iii) $44,374 payment of a note payable and accrued interest to William Koehler; (iv) $22,499 and $6,000 forgiveness of accrued directors’ fees and accrued vehicle allowances, respectively from Manfred Sternberg; and (v) $22,499 and $6,000 forgiveness of accrued directors’ fees and accrued vehicle allowances, respectively from William Koehler.

Prior to the sale/purchase transaction, the Company obtained a Fairness Opinion.  The Fairness Opinion indicated among other items that: (1) the analysis of the fair value of the assets included in this transaction indicates that if anything, the price is likely a high price; (2) the total tangible collateral in this transaction is something less than $40,000 which means a loan value in the $30,000 range or less; (3) Trilliant Technology Group, Inc. (TTG) has no on-going operations while the Medical Grade Network (MGN) and Healthcare Information Management Systems (HIMS) operations have been trending downward; (4) these three operations are insufficient to support Bluegate Corporation’s overhead and if they were not sold in short order, they will likely cease to exist; and (5) without these transactions, Bluegate Corporation will continue to be in default on its loans and given the state of financial resources, may be forced to file for bankruptcy protection.  The conclusion in the Fairness Opinion indicated that based upon the foregoing evidence and analysis, it is our opinion that this transaction is fair from a financial point of view as it provides the common shareholders with more value than any other likely scenario.  Moreover, the price being paid to Bluegate Corporation is assessed as meeting or exceeding what we have determined to be a fair value for the assets to be sold to Sperco, LLC, Trilliant Corporation and SAI Corporation.

Item 9.01                                Exhibits

Exhibit
Number                                Description
____________________________________________________
10.1                      Asset Sale and Purchase Agreement among Registrant and Sperco, LLC.

10.2	Separation Agreement and Mutual Release in Full between Registrant and Manfred Sternberg.

10.3	Separation Agreement and Mutual Release in Full between Registrant and William Koehler.

10.4	Asset Sale and Purchase Agreement among Registrant, Trilliant Technology Group, Inc. and Trilliant Corporation.

10.5                      Asset Sale and Purchase Agreement among Registrant and SAI Corporation.

10.6                      Mutual Release in Full between Registrant and SAI Corporation.

10.7	Fairness Opinion Prepared in Conjunction with a Sale and Purchase of Assets among the Registrant, Sperco LLC, Trilliant Corporation and SAI Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION
(signed) /s/ Charles E. Leibold
November 18, 2009	Charles E. Leibold, Director,
Principal Accounting Officer and
Chief Financial Officer